Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Second Quarter 2025 Financial Results and Highlights Recent Period Progress

− Generated Q2 2025 Total Net Product Revenues of $672 Million (64% Growth Compared with Q2 2024), Driven Primarily by Total TTR Revenues of $544 Million (77% Growth Compared with Q2 2024) –

− Achieved Approximately 1,400 ATTR-CM Patients on AMVUTTRA® (vutrisiran) as of June 30, 2025 –

− Obtained Approvals for AMVUTTRA for the Treatment of ATTR-CM in the European Union, Brazil, the United Kingdom and Japan –

− Initiated TRITON-CM Phase 3 Trial of Nucresiran in Patients with Wild-Type or Hereditary ATTR-CM –

− Raises 2025 Guidance for TTR Franchise Net Revenues to $2,175 Million to $2,275 Million; Total Net Product Revenues to $2,650 Million to $2,800 Million, Representing a $575 Million / 27% Increase at Midpoint –

CAMBRIDGE, Mass., July 31, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the second quarter ended June 30, 2025 and reviewed recent business highlights.

“Our results during the second quarter highlight Alnylam’s unique ability to quickly deliver and enable commercial access to innovative medicines for patients, while continuing to advance our high-value pipeline of investigational RNAi therapeutics,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “Our first full quarter of AMVUTTRA sales in ATTR-CM provided a significant inflection in our TTR franchise revenues, with total net product revenues growing 64% year-over-year. While still early in the launch, we are very encouraged by the initial pace of uptake, evidence of the clear need for a novel mechanism in ATTR-CM and the effectiveness of our broad patient access efforts. Based on the strong progress during the first half of 2025 and our confidence in the overall business for the rest of the year, we are raising our total net product revenue guidance range by 27% at the midpoint, driven by an upward revision to our TTR franchise revenue guidance.

Dr. Greenstreet continued, “We also continue to advance key programs in our robust pipeline, with the TRITON-CM Phase 3 trial of nucresiran in ATTR-CM underway, and two more Phase 3 trials on track to start this year: TRITON-PN for nucresiran in hATTR-PN and the cardiovascular outcomes trial of zilebesiran in hypertension. The remarkable pace and depth of our progress positions us to deliver on our Alnylam P5x25 goals as we advance toward sustainable profitability and solidify ourselves as a top-tier biotech company delivering transformational innovation to patients.”

Second Quarter 2025 and Recent Significant Business Highlights

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the second quarter of $492 million and $53 million, respectively, representing $544 million in total TTR net product revenues and 77% total TTR growth compared to Q2 2024.

•    Achieved approximately 1,400 ATTR-CM patients on AMVUTTRA as of June 30, 2025.

•Strong progress achieving approvals of AMVUTTRA for ATTR-CM in numerous global markets.
◦Received regulatory approvals from the Brazilian Health Regulatory Agency (ANVISA), European Commission (EC), UK Medicines and Healthcare Products Regulatory Agency (MHRA), and Japanese Pharmaceuticals and Medical Devices Agency (PMDA).

•Presented additional 42-month data from the HELIOS-B Phase 3 trial of vutrisiran as a late-breaking abstract at the Heart Failure 2025 Congress, a scientific congress of the European Society of Cardiology.
◦The results reinforce the primary HELIOS-B analysis showing vutrisiran’s effect on all-cause mortality (ACM) and further demonstrate that vutrisiran reduced CV mortality. Through 42 months, vutrisiran reduced the risk of ACM by 36% (95% CI: 0.46, 0.88; p = 0.007) and the risk of CV mortality by 33% (95% CI: 0.47, 0.96; p = 0.038) in the overall population, compared to placebo. These data were also published in the Journal of the American College of Cardiology.

•Initiated the TRITON-CM Phase 3 trial of nucresiran in patients with ATTR-CM. TRITON-CM is an event-driven cardiovascular outcomes trial expected to enroll 1,200 patients with wild-type TTR or any TTR variant and confirmed cardiomyopathy, including patients on background stabilizer therapy. The primary endpoint is a composite of all-cause mortality and cardiovascular events.
◦Alnylam announces today that nucresiran has received Fast Track Designation from the FDA's Division of Cardiology and Nephrology for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin mediated amyloidosis in adults to reduce mortality, cardiovascular hospitalizations, and urgent heart failure visits.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the second quarter of $81 million and $47 million, respectively, representing $128 million in total Rare net product revenue and 24% total Rare growth compared to Q2 2024.

Other Highlights

•Presented Phase 1 multiple and single dose data for mivelsiran in Alzheimer’s disease in an oral presentation at the Alzheimer’s Association International Conference (AAIC).
◦Single and multiple doses of mivelsiran were generally well tolerated and continued to demonstrate robust, durable, dose-dependent reductions of soluble amyloid precursor protein beta (sAPPβ) in the cerebrospinal fluid (CSF). Further lowering of sAPPβ in CSF was observed after a second 50 mg dose of mivelsiran. These results support further evaluation of mivelsiran in Alzheimer's disease and cerebral amyloid angiopathy.

•Initiated a Phase 1 clinical trial for ALN-4324, an insulin sensitizer that targets GRB14, for the treatment of type 2 diabetes.

•Alnylam’s partner, Agios Pharmaceuticals, has received Investigational New Drug (IND) clearance for AG-236 (ALN-TMP), an RNAi therapeutic targeting TMPRSS6 intended for the treatment of polycythemia vera (PV), and initiated the Phase 1 healthy volunteer study.

Additional Business Updates

•Published 2024 Corporate Responsibility Report.

Key Upcoming Events

Alnylam announces today that it will present results from the KARDIA-3 Phase 2 trial of zilebesiran in patients with hypertension during a Hot Line Session at the European Society of Cardiology (ESC) Congress in Madrid, Spain on August 30, 2025.

In addition, in the second half of 2025, Alnylam expects to:
•Initiate a Phase 3 cardiovascular outcomes trial of zilebesiran, in collaboration with its partner Roche
•Initiate the TRITON-PN Phase 3 trial of nucresiran in hATTR-PN
•Initiate a Phase 2 trial of mivelsiran in Alzheimer’s disease

In addition, Alnylam's partner, Regeneron Pharmaceuticals, plans to share results from the Phase 3 trial of cemdisiran tested as a monotherapy and in combination with pozelimab in patients with myasthenia gravis in the second half of 2025.

Financial Results for the Quarter Ended June 30, 2025

	Three Months Ended June 30,		% Change
(In thousands, except per share amounts and percentages)	2025	2024
Total revenues	$773,689	$659,825	17%
GAAP (Loss) income from operations	$(16,199)	$48,614	(133)%
Non-GAAP Income from operations	$95,481	$137,902	(31)%
GAAP Net loss per common share — basic and diluted	$(0.51)	$(0.13)	292%
Non-GAAP Net income per common share — basic	$0.34	$0.58	(41)%
Non-GAAP Net income per common share — diluted	$0.32	$0.56	(43)%
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.

Revenue Summary

	Three Months Ended June 30,			% Change	% Change at CER**
(In thousands, except percentages)	2025		2024
Net product revenues:
AMVUTTRA	$491,953		$230,109	114%	112%
ONPATTRO	52,538		77,244	(32)%	(33)%
Total TTR net product revenues	544,491	544,491	307,353	77%	75%
GIVLAARI	80,849		62,127	30%	29%
OXLUMO	46,872		40,608	15%	13%
Total Rare net product revenues	127,721		102,735	24%	23%
Total net product revenues	672,212		410,088	64%	62%
Net revenues from collaborations:
Roche	18,267		16,506	11%	11%
Regeneron Pharmaceuticals	32,542		207,429	(84)%	(84)%
Novartis AG	—		2,304	(100)%	(100)%
Other	10,687		1,099	*	*
Total net revenues from collaborations	61,496		227,338	(73)%	(73)%
Royalty revenue	39,981		22,399	78%	78%
Total revenues	$773,689		$659,825	17%	16%
* Indicates the percentage change period over period is greater than 500%
** Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the three months ended June 30, 2024. CER is a non-GAAP financial measure.

Total Net Product Revenues
•Total net product revenues increased 64% and 62% at actual currency and CER, respectively, during the three months ended June 30, 2025, as compared to the same period in 2024, primarily due to growth from AMVUTTRA driven by increased patient demand, mainly in patients with ATTR-CM in the U.S., which was partially offset by a decrease in ONPATTRO due to patient switches to AMVUTTRA, and due to growth from an increased number of patients on GIVLAARI and OXLUMO.
Net Revenues from Collaborations
•Net revenues from collaborations decreased during the three months ended June 30, 2025, as compared to the same period in 2024, primarily driven by recognition of $185.0 million of revenue under our collaboration with Regeneron Pharmaceuticals in the three months ended June 30, 2024, as we modified the collaboration in June 2024 and provided Regeneron with an exclusive license to develop, manufacture and commercialize cemdisiran as a monotherapy.
Operating Expense Summary

	Three Months Ended June 30,		% Change
(In thousands, except percentages)	2025	2024
Cost of goods sold	$142,029	$67,271	111%
% of net product revenues	21.1%	16.4%
Cost of collaborations and royalties	924	1,401	(34)%
GAAP Research and development expenses	323,621	294,142	10%
Non-GAAP Research and development expenses	274,069	246,027	11%
GAAP Selling, general and administrative expenses	323,314	248,397	30%
Non-GAAP Selling, general and administrative expenses	$261,186	$207,224	26%

Cost of Goods Sold
•Cost of goods sold, including cost of goods sold as a percentage of net product revenues, increased during the three months ended June 30, 2025, as compared to the same period in 2024, primarily as a result of increased sales of AMVUTTRA and an associated increase in royalties payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses for the three months ended June 30, 2025 increased as compared to the same period in 2024, primarily due to increased clinical trial expenses associated with startup activities for zilebesiran in the Phase 3 cardiovascular outcomes trial and nucresiran in the TRITON-CM Phase 3 trial in patients with ATTR-CM.
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses for the three months ended June 30, 2025 increased as compared to the same period in 2024, primarily due to higher employee compensation costs and increased marketing investment associated with AMVUTTRA launch in ATTR-CM. Additionally, GAAP SG&A expenses increased due to higher stock-based compensation expenses.
Other Financial Highlights
Interest expense
•Interest expense for the three months ended June 30, 2025 of $40.2 million included interest of $36.5 million attributed to the liability related to the sale of future Leqvio royalties.
Total other expense, net
•Total other expense, net for the three months ended June 30, 2025 of $19.2 million included a charge associated with the change in fair value of the development derivative liability of $15.3 million primarily driven by updates to estimated royalties due to Blackstone on net sales of AMVUTTRA.
Provision for income taxes
•During the three months ended June 30, 2025, we recorded a provision for income taxes of $30.9 million primarily due to income generated in Switzerland, as well as state income taxes in the U.S. We will utilize deferred tax assets in Switzerland to offset current cash tax liabilities and will continue to maintain a full valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $2.86 billion as of June 30, 2025, as compared to $2.63 billion as of March 31, 2025, with the increase primarily driven by net cash inflows from operating activities and proceeds from exercise of employee stock options.
•Net cash provided by operating activities for the three months ended June 30, 2025 included $14.4 million of payments associated with the liability related to the sale of future Leqvio royalties recorded to interest expense.
•Net cash provided by financing activities for the three months ended June 30, 2025 included $27.5 million of payments to Blackstone associated with achieved development and regulatory approval milestones for the development derivative liability, as well as royalties on net sales of AMVUTTRA.
A reconciliation of our GAAP to non-GAAP financial results is included in the tables at the end of this press release.

2025 Financial Guidance
Full-year 2025 financial guidance is updated and consists of the following:

Item	Prior FY 2025 Guidance	Updated FY 2025 Guidance
Total TTR net product revenues (PN & CM) (AMVUTTRA, ONPATTRO)[1]	$1,600 million - $1,725 million	$2,175 million - $2,275 million
Total Rare net product revenues (GIVLAARI, OXLUMO)	$450 million - $525 million	$475 million - $525 million
Total net product revenues	$2,050 million - $2,250 million	$2,650 million - $2,800 million
Net product revenues growth vs. 2024 at currency exchange rates as of June 30, 2025[1]	25% to 37%	61% to 70%
Net product revenues growth vs. 2024 at constant exchange rates[2]	26% to 39%	59% to 68%
Net revenues from collaborations and royalties	$650 million - $750 million	Reiterate FY guidance
GAAP R&D and SG&A expenses	$2,370 million - $2,530 million	$2,445 million - $2,575 million
Non-GAAP R&D and SG&A expenses[3]	$2,100 million - $2,200 million	Reiterate FY guidance
Non-GAAP Operating income[3]	Achieve profitability	Reiterate FY guidance

[1] Full-year 2025 guidance utilizing currency exchange rates as of June 30, 2025: 1 EUR = 1.17 USD and 1 USD = 144 JPY
[2]Representing growth calculated as if the exchange rates had remained unchanged from those used in 2024, which is a non-GAAP financial measure
[3]Excludes $270 million - $330 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses in the prior FY 2025 guidance and $345 million - $375 million of stock-based compensation expense in the updated FY 2025 guidance

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and realized and unrealized gains or losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized gains or losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.
Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss second quarter 2025 results as well as expectations for the future via conference call on Thursday, July 31, 2025 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection by a healthcare professional, AMVUTTRA is approved and marketed in more than 15 countries for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and is approved in the U.S., Brazil, the European Union, the United Kingdom, and Japan for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal trial, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A trial, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 trial, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C trial, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s ability to quickly deliver and enable commercial access to medicines for patients and to continue to advance its pipeline of RNAi therapeutics; the success of Alnylam’s commercial launch of AMVUTTRA for ATTR-CM in the U.S. and other territories, including the demand for AMVUTTRA and the effectiveness of Alnylam’s patient access efforts; the timing of commencement of Alnylam’s clinical trials, including TRITON-PN, the cardiovascular outcomes trial of zilebesiran, and a Phase 2 study of mivelsiran in Alzheimer’s disease; Alnylam’s ability to deliver on its Alnylam P5x25 goals and to achieve sustainable profitability and become a top-tier biotech company delivering transformational innovation to patients; and Alnylam’s projected commercial and financial performance, including the updated expected range, for 2025, of TTR net product revenues, Rare net product revenues, total net product revenues, and net revenues from collaborations and royalties, and the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses and non-GAAP operating income for 2025, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including zilebesiran, nucresiran and mivelsiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,113,685	$966,428
Marketable debt securities	1,743,900	1,719,920
Marketable equity securities	—	8,156
Accounts receivable, net	567,112	405,308
Inventory	71,688	78,509
Prepaid expenses and other current assets	147,314	116,964
Total current assets	3,643,699	3,295,285
Property, plant and equipment, net	499,791	502,784
Operating lease right-of-use assets	192,401	191,148
Deferred tax assets	104,363	116,863
Restricted investments	68,593	68,593
Other assets	57,172	65,310
Total assets	$4,566,019	$4,239,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$102,393	$88,415
Accrued expenses	918,966	793,692
Operating lease liabilities	46,097	41,886
Deferred revenue	15,080	55,481
Liability related to the sale of future royalties	97,523	113,018
Development derivative liability	120,788	93,780
Total current liabilities	1,300,847	1,186,272
Operating lease liabilities, net of current portion	224,445	229,541
Convertible debt	1,026,522	1,024,621
Liability related to the sale of future royalties, net of current portion	1,345,147	1,334,353
Development derivative liability, net of current portion	407,535	393,139
Other liabilities	10,932	4,969
Total liabilities	4,315,428	4,172,895
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 130,977 shares issued and outstanding as of June 30, 2025; 129,294 shares issued and outstanding as of December 31, 2024	1,310	1,293
Additional paid-in capital	7,690,737	7,388,061
Accumulated other comprehensive loss	(29,952)	(34,518)
Accumulated deficit	(7,411,504)	(7,287,748)
Total stockholders' equity	250,591	67,088
Total liabilities and stockholders' equity	$4,566,019	$4,239,983

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Statements of Operations
Revenues:
Net product revenues	$672,212	$410,088	$1,140,750	$775,251
Net revenues from collaborations	61,496	227,338	160,681	345,886
Royalty revenue	39,981	22,399	66,447	33,021
Total revenues	773,689	659,825	1,367,878	1,154,158
Operating costs and expenses:
Cost of goods sold	142,029	67,271	212,212	121,884
Cost of collaborations and royalties	924	1,401	1,782	12,764
Research and development	323,621	294,142	588,743	555,137
Selling, general and administrative	323,314	248,397	563,263	459,194
Total operating costs and expenses	789,888	611,211	1,366,000	1,148,979
(Loss) income from operations	(16,199)	48,614	1,878	5,179
Other (expense) income:
Interest expense	(40,246)	(33,258)	(78,892)	(68,511)
Interest income	27,486	29,182	56,159	58,827
Other expense, net	(6,399)	(55,705)	(56,099)	(70,249)
Total other expense, net	(19,159)	(59,781)	(78,832)	(79,933)
Loss before income taxes	(35,358)	(11,167)	(76,954)	(74,754)
Provision for income taxes	(30,919)	(5,722)	(46,802)	(8,070)
Net loss	$(66,277)	$(16,889)	$(123,756)	$(82,824)
Net loss per common share — basic and diluted	$(0.51)	$(0.13)	$(0.95)	$(0.66)
Weighted-average common shares used to compute basic and diluted net loss per common share	130,628	126,733	130,155	126,435

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2025	June 30, 2024
Reconciliation of GAAP to Non-GAAP Research and development expenses:
GAAP Research and development expenses	$323,621	$294,142
Less: Stock-based compensation expenses	(49,552)	(48,115)
Non-GAAP Research and development expenses	$274,069	$246,027

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	$323,314	$248,397
Less: Stock-based compensation expenses	(62,128)	(41,173)
Non-GAAP Selling, general and administrative expenses	$261,186	$207,224

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP (Loss) income from operations	$(16,199)	$48,614
Add: Stock-based compensation expenses	111,680	89,288
Non-GAAP Operating income	$95,481	$137,902

Reconciliation of GAAP to Non-GAAP Net income (loss):
GAAP Net loss	$(66,277)	$(16,889)
Add: Stock-based compensation expenses	111,680	89,288
Add: Realized and unrealized loss on marketable equity securities	1,350	1,367
Less: Income tax effect of GAAP to non-GAAP reconciling items	(2,631)	—
Non-GAAP Net income	$44,122	$73,766

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - basic:
GAAP Net loss per common share — basic	$(0.51)	$(0.13)
Add: Stock-based compensation expenses	0.85	0.70
Add: Realized and unrealized loss on marketable equity securities	0.01	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	—
Non-GAAP Net income per common share — basic	$0.34	$0.58

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - diluted:
GAAP Net loss per common share - diluted	$(0.51)	$(0.13)
Add: Stock-based compensation expenses	0.85	0.70
Add: Realized and unrealized loss on marketable equity securities	0.01	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	—
Less: Impact to earnings per common share as a result of dilutive weighted-average common shares outstanding during the period*	(0.02)	(0.02)
Non-GAAP Net income per common share - diluted*	$0.32	$0.56
*Non-GAAP Net income per common share - diluted is calculated by dividing the non-GAAP net income by the weighted-average number of common shares and dilutive potential common share equivalents outstanding during the period. The dilutive weighted-average common shares outstanding for the three months ended June 30, 2025 would be 137,089 thousand shares.

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

June 30, 2025
Three Months Ended
AMVUTTRA net product revenue growth, as reported	114%
Add: Impact of foreign currency translation	(2)
AMVUTTRA net product revenue growth at constant currency	112%

ONPATTRO net product revenue growth, as reported	(32)%
Add: Impact of foreign currency translation	(1)
ONPATTRO net product revenue growth at constant currency	(33)%

Total TTR net product revenue growth, as reported	77%
Add: Impact of foreign currency translation	(2)
Total TTR net product revenue growth at constant currency	75%

GIVLAARI net product revenue growth, as reported	30%
Add: Impact of foreign currency translation	(1)
GIVLAARI net product revenue growth at constant currency	29%

OXLUMO net product revenue growth, as reported	15%
Add: Impact of foreign currency translation	(2)
OXLUMO net product revenue growth at constant currency	13%

Total Rare net product revenue growth, as reported	24%
Add: Impact of foreign currency translation	(1)
Total Rare net product revenue growth at constant currency	23%

Total net product revenue growth, as reported	64%
Add: Impact of foreign currency translation	(2)
Total net product revenue growth at constant currency	62%

Total revenue growth, as reported	17%
Add: Impact of foreign currency translation	(1)
Total revenue growth at constant currency	16%